Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chris Manuel, Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com

O-I GLASS BUSINESS UPDATE

PERRYSBURG, Ohio (September 13, 2022) – O-I Glass, Inc. (NYSE: OI) today provided a business update for the third quarter of 2022 in advance of participation in an investor conference.

“O-I continues to perform well and our business outlook has improved. Favorable third quarter performance primarily reflects stronger net price realization and solid operating performance while quarter-to-date shipment levels have been consistent with our expectations of flat to slight volume growth in the third quarter. In addition to an improved business outlook, the company continues to deliver on key transformation initiatives. Following the fair and final resolution of legacy asbestos liabilities in July, the company completed its $1.5 billion portfolio optimization program in August with proceeds used to reduce debt and pre-fund upcoming expansion initiatives. Reflecting a healthier balance sheet, both Moody’s and S&P have upgraded O-I’s credit rating over the past few weeks. O-I is performing well, advancing its strategy and is a much more resilient and agile company as we continue to navigate elevated market volatility,” said John Haudrich, O-I Glass CFO.

“The company now expects third quarter 2022 results will be at the high-end or slightly exceed its adjusted earnings guidance of $0.55 - $0.60 per share. Reflecting continued momentum into the fourth quarter, the company has improved its full-year 2022 outlook and now expects adjusted earnings of $2.10 - $2.25 per share compared to prior guidance of $2.05 - $2.20 per share. Likewise, O-I is raising its full year outlook for Free Cash Flow to at least $200 million (previously at least $175 million) and maintaining Adjusted Free Cash Flow of at least $400 million,” concluded Haudrich.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure, healthy and completely recyclable; making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of approximately 24,000 people across 70 plants in 19 countries, O-I achieved net sales of $6.4 billion in 2021. Recognizing the tremendous benefits of glass, the United Nations has designated 2022 as the International Year of Glass to celebrate the past, present, and future of this transformative material. Learn more about us:  o-i.com / Facebook / Twitter / Instagram / LinkedIn

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Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share, free cash flow and adjusted free cash flow, provide relevant and useful supplemental financial information that is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance.

Adjusted earnings relates to net earnings attributable to the company, exclusive of items management considers not representative of ongoing operations and other adjustments because such items are not reflective of the company’s principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. Management uses adjusted earnings and adjusted earnings per share to evaluate its period-over-period operating performance because it believes these provide useful supplemental measures of the results of operations of its principal business activity by excluding items that are not reflective of such operations. Adjusted earnings and adjusted earnings per share may be useful to investors in evaluating the underlying operating performance of the company’s business as these measures eliminate items that are not reflective of its principal business activity.

The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measures, adjusted earnings and adjusted earnings per share, for the quarter ending September 30, 2022 or for the year ending December 31, 2022 to its most directly comparable GAAP financial measure, earnings from operations attributable to the Company, because management cannot reliably predict all of the necessary components of the GAAP financial measures without unreasonable efforts. Earnings from operations attributable to the Company includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees, and the income tax effect on such items. The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the Company is unable to provide a reconciliation of adjusted earnings and adjusted earnings per share to earnings from operations attributable to the Company or address the probable significance of the unavailable information, which could be material to the Company's future financial results.

Further, free cash flow relates to cash provided by operating activities plus funding of the Paddock 524(g) trust and related expenses less cash payments for property, plant, and equipment. Adjusted free cash flow relates to cash provided by operating activities plus funding of the Paddock 524(g) trust and related expenses less cash payments for property, plant and equipment pertaining to base maintenance activity. Management has historically used free cash flow and adjusted free cash flow to evaluate its period-over-period cash generation performance because it believes these have provided useful supplemental measures related to its principal business activity. It should not be inferred that the entire free cash flow or adjusted free cash flow amount is available for discretionary expenditures, since the company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from these measures. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting, and calculating compensation payments. The Company provides the below reconciliations to reconcile free cash flow and adjusted free cash flow to cash provided by operating activities.

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Dollars in millions	Current Forecast for Year Ended December 31, 2022	Previous Forecast for Year Ended December 31, 2022
Cash provided by operating activities	$155	$155
Addback: Funding of Paddock 524(g) and related expenses	620	620
Cash payment for property, plant and equipment	(575)	(600)
Free Cash Flow (non-GAAP)	$200	$175
Addback: Cash payments for property, plant and equipment – strategic/expansion only (non-GAAP)	200	225
Adjusted Free Cash Flow (non-GAAP)	$400	$400

The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking-Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (“O-I” or the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (2) the company’s ability to obtain the benefits it anticipates from the Corporate Modernization, (3) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, and achieving cost savings, (4) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (5) the company’s ability to achieve its strategic plan, (6) the company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (7) foreign currency fluctuations relative to the U.S. dollar, (8) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (9) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather, (10) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (11) consumer preferences for alternative forms of packaging, (12) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays), (13) consolidation among competitors and customers, (14) unanticipated expenditures with respect to data privacy, environmental,

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safety and health laws, (15) unanticipated operational disruptions, including higher capital spending, (16) the company’s ability to further develop its sales, marketing and product development capabilities, (17) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (18) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (19) changes in U.S. trade policies, (20) risks related to recycling and recycled content laws and regulations, (21) risks related to climate-change and air emissions, including related laws or regulations and the other risk factors discussed in the company's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the company continually reviews trends and uncertainties affecting the company’s results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

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